UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Steeles Avenue East, Milton, Ontario, Canada	L9T 1Y1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Aralez Pharmaceuticals Inc. (the “Company”) made certain compensation-related decisions with respect to the annual cash incentive bonus for the 2015 fiscal year. Based on these decisions, the Compensation Committee approved payment amounts for each of the Company named executive officers for 2015 (collectively, the “Named Executive Officers”) set forth in the Company’s Registration Statements on Form S-1 (Registration Nos. 333-208821, 333-208822, and 333-208823) filed by the Company with the Securities and Exchange Commission on January 22, 2016. The Summary Compensation Table did not reflect these payment amounts because, at the time the Registration Statements were filed, the relevant decisions had not yet been made.

The Compensation Committee reviewed the performance of POZEN Inc. (which became a wholly owned subsidiary of the Company in February 2016) (“Pozen”) during 2015, and credited Pozen with the achievement of 60% of its corporate goals. As a result of this determination, Mr. Hodges was awarded an annual cash incentive of $89,709, which represents 60% of his target annual cash incentive. The Compensation Committee awarded an annual cash incentive for each of Messrs. Adams, Koven, Charles and Glickman equal to the guaranteed minimum annual cash incentive for 2015 that is set forth in their respective employment agreements, which is equal to the target annual cash incentive, pro-rated for the portion of 2015 that they were employed by Pozen ($408,333; $196,875; $77,500; and $90,956, respectively). Dr. Plachetka did not receive an annual cash incentive for 2015.

Summary Compensation Table

The table set forth below reflects 2015 compensation for our Named Executive Officers (other than Dr. Plachetka), which was included in the Summary Compensation Table in the Form S-1s filed on January 21, 2016 This information has been updated to include the payout of the 2015 annual cash incentive that was not calculable as of date the Form S-1s were filed. New figures have been indicated by bold italics. Dr. Plachetka is not included in the table below because he did not receive an annual cash incentive for 2015.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation ($)		Total ($)
Adrian Adams	2015	$410,217	—	$14,858,944	—	$408,333	$197,882	(5)	$15,875,376
Chief Executive Officer
William L. Hodges	2015	$376,698	—	—	—	$329,709	$12,000	(6)	$718,407
Former Chief Financial
Officer; Senior Vice
President, Finance
Andrew I. Koven	2015	$264,383	—	$11,281,789	—	$196,875	$221,919	(7)	$11,964,966
President and Chief
Business Officer
Scott Charles	2015	$175,572	$400,000	$355,471	—	$77,500	$—		$1,008,543
Senior Vice President,
Finance
Mark Glickman	2015	$204,321	$200,000	$362,464	—	$90,956	$9,660	(6)	$867,401
Chief Commercial Officer

(1)          Mr. Adams and Mr. Koven joined Pozen on May 31, 2015. Mr. Charles joined Pozen on July 27, 2015 as Senior Vice President, Finance. Mr. Glickman joined Pozen on June 22, 2015. Mr. Hodges resigned as Chief Financial Officer of Pozen effective January 1, 2016, but remains employed as Pozen’s Senior Vice President, Finance. Mr. Charles was appointed Chief Financial Officer of Pozen effective January 1, 2016.

(2)          The amounts included in this column are the sign-on awards paid to Mr. Charles and Mr. Glickman at the time of hire.

(3)          The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option or RSU award, as applicable, calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise or settlement of the RSU award. For information on the valuation assumptions used in calculating this amount, see Note 6 to Pozen’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC.

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(4)          This amount represents the amount that was earned based on performance objectives identified at the beginning of the performance period in 2015. The awards for Messrs. Adams, Koven, Charles and Glickman were guaranteed at the target level, pro-rated for the portion of 2015 in which they were employed by Pozen. For Mr. Hodges, the amount shown in this column for 2015 also includes the $240,000 of the retention award that vested and was paid in 2015.

(5)          This amount includes $8,405 in employer matching contributions to 401(k) plan and $98,907 for reimbursement of legal fees, and $90,570 for the related tax gross-up.

(6)          The amounts shown in this column reflect an employer matching contribution to 401(k) plan.

(7)          This amount includes $3,822 in employer matching contributions to 401(k) plan and $98,907 for reimbursement of legal fees, and $119,190 for the related tax gross-up.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
General Counsel, Chief Compliance Officer and Corporate Secretary

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